As filed with the Securities and Exchange Commission on January 30, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMDOCS LIMITED

(Exact name of registrant as specified in its charter)

Island of Guernsey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Hirzel House, Smith Street,

St. Peter Port, Island of Guernsey, GY1 2NG

(Address of principal executive offices)

1998 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Amdocs, Inc.

1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017

Attention: Elizabeth W. McDermon, Secretary

(Name and address of agent for service)

(314) 212-8328

(Telephone Number, Including Area Code, of Agent For Service)

The commission is requested to send copies of all communications to:

Robert A. Schwed, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

(212) 937-7200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, £0.01 par value	7,000,000	$42.28 (2)	$295,960,000 (1)	$38,120

(1)	Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Ordinary Shares as reported on the Nasdaq Global Select Market on January 27, 2014.

The prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of 55,300,000 Ordinary Shares previously registered under the Company’s registration statements on Form S-8 filed on May 12, 2009 (File No. 333-159163), April 4, 2006 (File No. 333-132968), March 31, 2004 (File No. 333-114077), April 6, 2001 (File No. 333-58454), March 2, 2000 (File No. 333-31506) and December 14, 1999 (File No. 333-92705).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 7,000,000 ordinary shares, par value £0.01 per share (“Ordinary Shares”) of Amdocs Limited (the “Company”) authorized for issuance pursuant to the Company’s 1998 Stock Option and Incentive Plan, as amended (the “Plan”). These additional shares were authorized for issuance as a result of the adoption of amendments to the Plan approved by the Company’s Board of Directors in November 2011 and shareholders in February 2012.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of six registration statements on Form S-8 (File Nos. 333-159163, 333-132968, 333-114077, 333-58454, 333-31506 and 333-92705) previously filed by the Company with respect to Ordinary Shares offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

Exhibits

Exhibit Number	Description

5.1	Opinion of Carey Olsen.

23.1	Consent of Carey Olsen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	1998 Stock Option and Incentive Plan of Amdocs Limited.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of January 2014.

AMDOCS LIMITED

By:	/s/ Elizabeth W. McDermon
Elizabeth W. McDermon
Secretary and Authorized Signatory

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Robert A. Minicucci and Elizabeth W. McDermon, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Gelman Eli Gelman	Director and Principal Executive Officer	January 30, 2014

/s/ Tamar Rapaport-Dagim Tamar Rapaport-Dagim	Principal Financial and Accounting Officer	January 30, 2014

/s/ Robert A. Minicucci Robert A. Minicucci	Chairman of the Board	January 30, 2014

/s/ Julian A. Brodsky Julian A. Brodsky	Director	January 30, 2014

Adrian Gardner	Director	January 30, 2014

James S. Kahan	Director	January 30, 2014

/s/ Richard T.C. LeFave Richard T.C. LeFave	Director	January 30, 2014

/s/ John T. McLennan John T. McLennan	Director	January 30, 2014

/s/ Simon Olswang Simon Olswang	Director	January 30, 2014

/s/ Giora Yaron Giora Yaron	Director	January 30, 2014

/s/ Zohar Zisapel Zohar Zisapel	Director	January 30, 2014

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Carey Olsen.

23.1	Consent of Carey Olsen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	1998 Stock Option and Incentive Plan of Amdocs Limited.